Exhibit 99.2

Financial Highlights

UDR, Inc.
As of End of First Quarter 2017
(Unaudited) (1)

		Actual Results		Guidance as of March 31, 2017
Dollars in thousands, except per share and unit		1Q 2017		2Q 2017	Full-Year 2017
GAAP Metrics
Net income/(loss) attributable to common stockholders		$25,038		--	--
Net income/(loss) attributable to UDR, Inc.		$25,967		--	--
Income/(loss) per weighted average common share, diluted		$0.09		$0.08 to $0.09	$0.31 to $0.36

Per Share Metrics
FFO per common share and unit, diluted		$0.45		$0.45 to $0.47	$1.83 to $1.87
FFO as Adjusted per common share and unit, diluted		$0.45		$0.45 to $0.47	$1.83 to $1.87
Adjusted Funds from Operations ("AFFO") per common share and unit, diluted		$0.43		$0.41 to $0.43	$1.68 to $1.72
Dividend declared per share and unit		$0.31		$0.31	$1.24 (2)

Same-Store Operating Metrics
Revenue growth		4.6%		--	3.00% - 4.00%
Expense growth		3.8%		--	2.50% - 3.50%
NOI growth		4.9%		--	3.25% - 4.25%
Physical Occupancy		96.8%		--	96.7%

Property Metrics			Homes	Communities	% of Total NOI
Same-Store			35,689	118	79.8%
Stabilized, Non-Mature			3,460	8	7.7%
Acquired Communities			244	1	0.4%
Redevelopment			305	1	0.6%
Non-Residential / Other			N/A	N/A	1.9%
Sold and Held for Disposition			-	-	-
Joint Venture (includes completed JV developments) (3)			7,131	28	9.6%
Sub-total, completed homes			46,829	156	100%
Under Development			1,101	2	-
Joint Venture Development			688	3	-
Preferred Equity Investments			1,444	5	-
Total expected homes (3)(4)			50,062	166	100%

Balance Sheet Metrics (adjusted for non-recurring items)
	1Q 2017	1Q 2016
Interest Coverage Ratio	4.9x	4.5x
Fixed Charge Coverage Ratio	4.8x	4.4x
Leverage Ratio	32.9%	33.0%
Net Debt-to-EBITDA	5.4x	5.4x

(1) See Attachment 16 for definitions and other terms.
(2) Annualized for 2017.
(3) Joint venture NOI is based on UDR's share. Homes and communities at 100%.
(4) Excludes 218 homes at Steele Creek where we have a participating loan investment as described in Attachment 12(B).

Attachment 1

UDR, Inc.
Consolidated Statements of Operations
(Unaudited) (1)
	Three Months Ended
	March 31,
In thousands, except per share amounts	2017	2016
REVENUES:
Rental income	$241,271	$231,957
Joint venture management and other fees	2,570	2,858
Total revenues	243,841	234,815
OPERATING EXPENSES:
Property operating and maintenance	39,600	39,446
Real estate taxes and insurance	30,188	28,377
Property management	6,635	6,379
Other operating expenses	1,691	1,752
Real estate depreciation and amortization	105,032	105,339
Acquisition costs	—	—
General and administrative	13,075	13,844
Casualty-related (recoveries)/charges, net	502	—
Other depreciation and amortization	1,608	1,553
Total operating expenses	198,331	196,690
Operating income	45,510	38,125
Income/(loss) from unconsolidated entities (2)	11,198	679
Interest expense	(29,023)	(31,104)
(Cost)/benefit associated with debt extinguishment and other	(1,516)	—
Total interest expense	(30,539)	(31,104)
Interest income and other income/(expense), net	427	431
Income/(loss) before income taxes and gain/(loss) on sale of real estate owned	26,596	8,131
Tax (provision)/benefit, net	(332)	403
Income/(loss) from continuing operations	26,264	8,534
Gain/(loss) on sale of real estate owned, net of tax	2,132	3,070
Net income/(loss)	28,396	11,604
Net (income)/loss attributable to redeemable noncontrolling interests in the OP and DownREIT Partnership	(2,338)	(905)
Net (income)/loss attributable to noncontrolling interests	(91)	(306)
Net income/(loss) attributable to UDR, Inc.	25,967	10,393
Distributions to preferred stockholders - Series E (Convertible)	(929)	(929)
Net income/(loss) attributable to common stockholders	$25,038	$9,464

Income/(loss) per weighted average common share - basic:	$0.09	$0.04
Income/(loss) per weighted average common share - diluted:	$0.09	$0.04
Common distributions declared per share	$0.310	$0.295
Weighted average number of common shares outstanding - basic	266,790	262,456
Weighted average number of common shares outstanding - diluted	268,688	264,285

(1) See Attachment 16 for definitions and other terms.
(2) During 1Q17, UDR exercised its fixed price option to acquire CityLine, a West Coast Development JV community in Seattle, WA, and recorded a $12.2 million gain on consolidation.

Attachment 2

UDR, Inc.
Funds From Operations
(Unaudited) (1)
	Three Months Ended
	March 31,
In thousands, except per share and unit amounts	2017	2016
Net income/(loss) attributable to common stockholders	$25,038	$9,464
Real estate depreciation and amortization	105,032	105,339
Noncontrolling interests	2,429	1,211
Real estate depreciation and amortization on unconsolidated joint ventures	13,767	10,350
Net gain on the sale of unconsolidated depreciable property	(12,158)	—
Net gain on the sale of depreciable real estate owned	(552)	(1,385)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$133,556	$124,979
Distributions to preferred stockholders - Series E (Convertible) (2)	929	929
FFO attributable to common stockholders and unitholders, diluted	$134,485	$125,908
FFO per common share and unit, basic	$0.46	$0.43
FFO per common share and unit, diluted	$0.45	$0.43
Weighted average number of common shares and OP/DownREIT Units outstanding - basic	291,752	287,647
Weighted average number of common shares, OP/DownREIT Units, and common stock
equivalents outstanding - diluted	296,678	292,504
Impact of adjustments to FFO:
Cost/(benefit) associated with debt extinguishment and other	$1,516	$—
Long-term incentive plan transition costs	—	323
Net gain on the sale of non-depreciable real estate owned (3)	(1,580)	(1,685)
Casualty-related (recoveries)/charges, net	502	—
Casualty-related (recoveries)/charges on unconsolidated joint ventures, net (4)	(881)	1,126
	$(443)	$(236)
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$134,042	$125,672
FFO as Adjusted per common share and unit, diluted	$0.45	$0.43
Recurring capital expenditures	(6,791)	(6,961)
AFFO attributable to common stockholders and unitholders	$127,251	$118,711
AFFO per common share and unit, diluted	$0.43	$0.41

(1) See Attachment 16 for definitions and other terms.
(2) Series E preferred shares are dilutive for purposes of calculating FFO per share. Consequently, distributions to Series E preferred shareholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.

(3) The GAAP gain for the three months ended March 31, 2017 and 2016 is $2.1 million and $3.1 million, respectively, of which $1.6 million and $1.7 million is FFO gain related to the sale of land parcels. The FFO gain is backed out for FFO as Adjusted.

(4) Casualty-related (recoveries)/charges on unconsolidated joint ventures, net include casualty recoveries of $0.9 million for the three months ended March 31, 2017 related to UDR's share of the 717 Olympic casualty, which is included in income/(loss) from unconsolidated entities in Attachment 1.

Attachment 3

UDR, Inc.
Consolidated Balance Sheets
(Unaudited) (1)
	March 31,	December 31,
In thousands, except share and per share amounts	2017	2016
ASSETS
Real estate owned:
Real estate held for investment	$9,393,732	$9,271,847
Less: accumulated depreciation	(3,026,660)	(2,923,072)
Real estate held for investment, net	6,367,072	6,348,775
Real estate under development
(net of accumulated depreciation of $0 and $0)	393,837	342,282
Real estate held for disposition
(net of accumulated depreciation of $0 and $553)	—	1,071
Total real estate owned, net of accumulated depreciation	6,760,909	6,692,128

Cash and cash equivalents	2,460	2,112
Restricted cash	19,757	19,994
Notes receivable, net	19,790	19,790
Investment in and advances to unconsolidated joint ventures, net	818,990	827,025
Other assets	114,005	118,535
Total assets	$7,735,911	$7,679,584
LIABILITIES AND EQUITY
Liabilities:
Secured debt	$1,031,507	$1,130,858
Unsecured debt	2,505,785	2,270,620
Real estate taxes payable	23,105	17,388
Accrued interest payable	27,887	29,257
Security deposits and prepaid rent	36,894	34,238
Distributions payable	91,436	86,936
Accounts payable, accrued expenses, and other liabilities	74,608	103,835
Total liabilities	3,791,222	3,673,132
Redeemable noncontrolling interests in the OP and DownREIT Partnership	904,778	909,482
Equity:
Preferred stock, no par value; 50,000,000 shares authorized
2,796,903 shares of 8.00% Series E Cumulative Convertible issued
and outstanding (2,796,903 shares at December 31, 2016)	46,457	46,457
16,155,807 shares of Series F outstanding (16,196,889 shares
at December 31, 2016)	1	1
Common stock, $0.01 par value; 350,000,000 shares authorized
267,398,819 shares issued and outstanding (267,259,469 shares at December 31, 2016)	2,674	2,673
Additional paid-in capital	4,635,942	4,635,413
Distributions in excess of net income	(1,644,621)	(1,585,825)
Accumulated other comprehensive income/(loss), net	(4,288)	(5,609)
Total stockholders' equity	3,036,165	3,093,110
Noncontrolling interests	3,746	3,860
Total equity	3,039,911	3,096,970
Total liabilities and equity	$7,735,911	$7,679,584

(1) See Attachment 16 for definitions and other terms.

Attachment 4(A)

UDR, Inc.
Selected Financial Information
(Unaudited) (1)
				March 31,	December 31,
Common Stock and Equivalents				2017	2016
Common shares				266,869,878	266,613,508
Restricted shares				528,941	645,961
Total common stock				267,398,819	267,259,469
Stock options, LTIP Units and restricted stock equivalents				1,316,723	1,372,102
Operating and DownREIT Partnership units				23,200,846	23,179,309
Preferred OP units				1,751,671	1,751,671
Convertible preferred Series E stock (2)				3,028,068	3,028,068
Total common stock and equivalents				296,696,127	296,590,619

Weighted Average Number of Shares Outstanding				1Q 2017	1Q 2016
Weighted average number of common shares and OP/DownREIT units outstanding - basic				291,751,886	287,647,509
Weighted average number of OP/DownREIT units outstanding				(24,961,767)	(25,191,272)
Weighted average number of common shares outstanding - basic per the Consolidated Statements of Operations				266,790,119	262,456,237

Weighted average number of common shares, OP/DownREIT units, and common stock equivalents outstanding - diluted				296,678,060	292,504,471
Weighted average number of OP/DownREIT units outstanding				(24,961,767)	(25,191,272)
Weighted average number of Series E preferred shares outstanding				(3,028,068)	(3,028,068)
Weighted average number of common shares outstanding - diluted per the Consolidated Statements of Operations				268,688,225	264,285,131

				Gross	% of
	Number of	1Q 2017 NOI (1)		Carrying Value	Total Gross
Asset Summary	Homes	($000s)	% of NOI	($000s)	Carrying Value
Unencumbered assets	29,913	$134,763	78.6%	$7,863,971	80.3%
Encumbered assets	9,785	36,720	21.4%	1,923,598	19.7%
	39,698	$171,483	100.0%	$9,787,569	100.0%

(1) See Attachment 16 for definitions and other terms.
(2) At March 31, 2017 and December 31, 2016, a total of 2,796,903 shares of the Series E were outstanding, which is equivalent to 3,028,068 shares of common stock if converted (after adjusting for the special dividend paid in 2008).

Attachment 4(B)

UDR, Inc.
Selected Financial Information
(Unaudited) (1)
						Weighted	Weighted
						Average	Average Years
Debt Structure, In thousands			Balance		% of Total	Interest Rate	to Maturity (8)
Secured	Fixed		$746,537		21.1%	4.53%	4.4
	Floating		277,306	(2)	7.8%	1.84%	2.9
	Combined		1,023,843		28.9%	3.80%	4.0

Unsecured	Fixed		2,230,644	(3)	62.9%	3.80%	5.5
	Floating		291,140		8.2%	1.38%	0.7
	Combined		2,521,784		71.1%	3.52%	4.9

Total Debt	Fixed		2,977,181		84.0%	3.98%	5.2
	Floating		568,446		16.0%	1.60%	1.8
	Combined		$3,545,627		100.0%	3.60%	4.6
	Total Non-Cash Adjustments (5)		(8,335)
	Total per Balance Sheet		$3,537,292			3.67%

Debt Maturities with and without Extensions, In thousands
			Revolving Credit
		Unsecured	Facilities & Comm.				Weighted Average
	Secured Debt (6)	Debt (6)	Paper (4) (7) (8)		Balance	% of Total	Interest Rate
2017	$49,878	$—	$220,000		$269,878	7.6%	1.27%
2018	210,675	300,000	—		510,675	14.4%	3.96%
2019	317,095	—	36,140		353,235	10.0%	4.27%
2020	198,076	300,000	—		498,076	14.0%	3.87%
2021	1,117	350,000	—		351,117	9.9%	2.28%
2022	1,157	400,000	—		401,157	11.3%	4.62%
2023	41,245	—	—		41,245	1.1%	3.47%
2024	—	315,644	—		315,644	8.9%	3.99%
2025	127,600	300,000	—		427,600	12.1%	4.26%
2026	50,000	300,000	—		350,000	9.9%	2.99%
Thereafter	27,000	—	—		27,000	0.8%	1.39%
	1,023,843	2,265,644	256,140		3,545,627	100.0%	3.60%
Total Non-Cash Adjustments (5)	7,664	(15,999)	—		(8,335)
Total per Balance Sheet	$1,031,507	$2,249,645	$256,140		$3,537,292		3.67%

(1) See Attachment 16 for definitions and other terms.
(2) Includes $221.1 million of debt with a weighted average interest cap of 7.29% on the underlying index.
(3) Includes $315.0 million of floating rate debt that has been fixed using interest rate swaps at a weighted average rate of 2.34%.
(4) There are no borrowings outstanding on our $1.1 billion line of credit at March 31, 2017. The facility has a maturity date of January 2020, plus two six-month extension options. The credit facility carries an interest rate equal to LIBOR plus a spread of 90 basis points and a facility fee of 15 basis points, which is not included in the interest rate above.

(5) Includes the unamortized balance of fair market value adjustments, premiums/discounts and deferred financing costs.
(6) Includes principal amortization, as applicable.
(7) UDR's $75 million working capital credit facility has a maturity date of January 2019. The working capital credit facility carries an interest rate equal to LIBOR plus a spread of 90 basis points.
(8) The 2017 maturity reflects the principal outstanding on the Company’s unsecured commercial paper program as of March 31, 2017. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $500.0 million. If the commercial paper was refinanced using the line of credit, the weighted average years to maturity would be 4.8 years.

Attachment 4(C)

UDR, Inc.
Selected Financial Information
(Dollars in Thousands)
(Unaudited) (1)
Quarter Ended
Coverage Ratios	March 31, 2017
Net income/(loss)	$28,396
Adjustments:
Interest expense	30,539
Real estate depreciation and amortization	105,032
Real estate depreciation and amortization on unconsolidated joint ventures	13,767
Other depreciation and amortization	1,608
Income tax provision/(benefit), net	332
EBITDA	$179,674

Net gain on the sale of depreciable real estate owned	(2,132)
Net gain on the sale of unconsolidated depreciable property	(12,158)
Casualty-related (recoveries)/charges, net	502
Casualty-related (recoveries)/charges on unconsolidated joint ventures, net	(881)
EBITDA - adjusted for non-recurring items	$165,005
Annualized EBITDA - adjusted for non-recurring items	$660,020
Interest expense	30,539
Capitalized interest expense	4,706
Total interest	$35,245
Costs associated with debt extinguishment	(1,516)
Total interest - adjusted for non-recurring items	$33,729

Preferred dividends	$929
Total debt	$3,537,292
Cash	2,460
Net debt	$3,534,832

Interest Coverage Ratio - adjusted for non-recurring items	4.9	x

Fixed Charge Coverage Ratio - adjusted for non-recurring items	4.8	x

Net Debt-to-EBITDA - adjusted for non-recurring items	5.4	x

Debt Covenant Overview

Unsecured Line of Credit Covenants (2)	Required	Actual	Compliance
Maximum Leverage Ratio	≤60.0%	33.9%	(2)	Yes
Minimum Fixed Charge Coverage Ratio	≥1.5x	3.7x	Yes
Maximum Secured Debt Ratio	≤40.0%	14.9%	Yes
Minimum Unencumbered Pool Leverage Ratio	≥150.0%	366.4%	Yes

Senior Unsecured Note Covenants (3)	Required	Actual	Compliance
Debt as a percentage of Total Assets	≤65.0%	32.9%	(3)	Yes
Consolidated Income Available for Debt Service to Annual Service Charge	≥1.5x	5.0x	Yes
Secured Debt as a percentage of Total Assets	≤40.0%	9.6%	Yes
Total Unencumbered Assets to Unsecured Debt	≥150.0%	319.3%	Yes

Securities Ratings	Debt	Preferred	Outlook	Commercial Paper
Moody's Investors Service	Baa1	Baa2	Stable	P-2
Standard & Poor's	BBB+	BBB-	Stable	A-2

(1) See Attachment 16 for definitions and other terms.
(2) As defined in our credit agreement dated October 20, 2015.
(3) As defined in our indenture dated November 1, 1995 as amended, supplemented or modified from time to time.

Attachment 5

UDR, Inc.
Operating Information
(Unaudited) (1)

	Total	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
Dollars in thousands	Homes	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Revenues
Same-Store Communities	35,689	$211,586	$208,765	$208,162	$205,387	$202,285
Stabilized, Non-Mature Communities	3,460	20,759	19,944	16,109	15,729	15,683
Acquired Communities	244	1,070	—	—	—	—
Redevelopment Communities	305	1,787	1,734	1,783	1,787	1,766
Development Communities	—	4	2	1	1	1
Non-Residential / Other (2)	—	6,065	6,590	7,150	6,153	4,911
Total	39,698	$241,271	$237,035	$233,205	$229,057	$224,646
Expenses
Same-Store Communities		$60,136	$59,110	$60,277	$58,441	$57,922
Stabilized, Non-Mature Communities		6,070	5,881	4,875	4,393	4,605
Acquired Communities		213	—	—	—	—
Redevelopment Communities		721	665	713	730	691
Development Communities		157	172	113	76	80
Non-Residential / Other (2)		2,490	1,911	1,534	2,938	2,176
Total		$69,787	$67,739	$67,512	$66,578	$65,474
Net Operating Income
Same-Store Communities		$151,450	$149,655	$147,885	$146,946	$144,363
Stabilized, Non-Mature Communities		14,689	14,063	11,234	11,336	11,078
Acquired Communities		857	—	—	—	—
Redevelopment Communities		1,066	1,069	1,070	1,057	1,075
Development Communities		(153)	(170)	(112)	(75)	(79)
Non-Residential / Other (2)		3,575	4,679	5,616	3,215	2,735
Total		$171,484	$169,296	$165,693	$162,479	$159,172
Operating Margin
Same-Store Communities		71.6%	71.7%	71.0%	71.5%	71.4%
Average Physical Occupancy
Same-Store Communities		96.8%	96.8%	96.7%	96.5%	96.3%
Stabilized, Non-Mature Communities		94.1%	93.8%	80.1%	78.9%	79.3%
Acquired Communities		95.5%	—	—	—	—
Redevelopment Communities		94.7%	94.6%	95.6%	95.1%	95.2%
Development Communities		—	—	—	—	—
Other (3)		—	—	97.2%	97.1%	96.9%
Total		96.5%	96.5%	96.6%	96.2%	96.1%
Return on Invested Capital
Same-Store Communities		7.5%	7.4%	7.3%	7.3%	7.2%
Sold and Held for Disposition Communities
Revenues		$—	$3,046	$7,050	$7,111	$7,311
Expenses		1	1,062	2,387	2,275	2,349
Net Operating Income/(Loss)		$(1)	$1,984	$4,663	$4,836	$4,962

Total	39,698	$171,483	$171,280	$170,356	$167,315	$164,134

(1) See Attachment 16 for definition and other terms.
(2) Primarily non-residential revenue and expense and straight-line adjustment for concessions.
(3) Includes occupancy of Sold and Held for Disposition Communities.

Attachment 6

UDR, Inc.
Same-Store Operating Expense Information
(Dollars in Thousands)
(Unaudited) (1)

	% of 1Q 2017
	SS Operating
Year-Over-Year Comparison	Expenses	1Q 2017	1Q 2016	% Change
Real estate taxes (2)	38.9%	$23,402	$21,361	9.6%
Personnel	23.8%	14,315	14,034	2.0%
Utilities	15.7%	9,409	9,394	0.2%
Repair and maintenance	11.7%	7,061	7,244	-2.5%
Administrative and marketing	6.4%	3,843	3,646	5.4%
Insurance	3.5%	2,106	2,243	-6.1%
Same-Store operating expenses (2)	100.0%	$60,136	$57,922	3.8%
Same-Store Homes	35,689

	% of 1Q 2017
	SS Operating
Sequential Comparison	Expenses	1Q 2017	4Q 2016	% Change
Real estate taxes (2)	38.9%	$23,402	$21,848	7.1%
Personnel	23.8%	14,315	14,306	0.1%
Utilities	15.7%	9,409	8,611	9.3%
Repair and maintenance	11.7%	7,061	7,609	-7.2%
Administrative and marketing	6.4%	3,843	4,106	-6.4%
Insurance	3.5%	2,106	2,630	-19.9%
Same-Store operating expenses (2)	100.0%	$60,136	$59,110	1.7%
Same-Store Homes	35,689

(1) See Attachment 16 for definitions and other terms.
(2) The year-over-year and sequential comparisons presented above include $233 thousand and $0, respectively, of higher New York real estate taxes due to 421 exemption and abatement reductions.

Attachment 7(A)

UDR, Inc.
Apartment Home Breakout
Portfolio Overview as of Quarter Ended
March 31, 2017
(Unaudited) (1)

		Non-Mature Homes			Unconsolidated
	Total			Total	Joint Venture	Total
	Same-Store		Non-	Consolidated	Operating	Homes
	Homes	Stabilized (2)	Stabil. / Other (3)	Homes	Homes (4)	(incl. JV) (4)
West Region
San Francisco, CA	2,558	193	—	2,751	447	3,198
Orange County, CA	3,367	1,447	—	4,814	381	5,195
Seattle, WA	2,014	579	244	2,837	224	3,061
Los Angeles, CA	1,225	—	—	1,225	341	1,566
Monterey Peninsula, CA	1,565	—	—	1,565	—	1,565
Other Southern CA	756	—	—	756	571	1,327
Portland, OR	476	—	—	476	—	476
	11,961	2,219	244	14,424	1,964	16,388
Mid-Atlantic Region
Metropolitan DC	7,551	851	—	8,402	874	9,276
Richmond, VA	1,358	—	—	1,358	—	1,358
Baltimore, MD	720	—	—	720	379	1,099
	9,629	851	—	10,480	1,253	11,733
Northeast Region
New York, NY	1,945	—	—	1,945	710	2,655
Boston, MA	1,548	—	—	1,548	1,302	2,850
Philadelphia, PA	—	—	—	—	290	290
	3,493	—	—	3,493	2,302	5,795
Southeast Region
Orlando, FL	2,500	—	—	2,500	—	2,500
Tampa, FL	2,287	—	—	2,287	—	2,287
Nashville, TN	2,260	—	—	2,260	—	2,260
Other Florida	636	—	—	636	—	636
	7,683	—	—	7,683	—	7,683
Southwest Region
Dallas, TX	2,040	—	305	2,345	1,130	3,475
Austin, TX	883	390	—	1,273	259	1,532
Denver, CO	—	—	—	—	223	223
	2,923	390	305	3,618	1,612	5,230
Totals	35,689	3,460	549	39,698	7,131	46,829

Communities	118	8	2	128	28	156

Total Homes (incl. joint ventures) (4)			46,829
Homes in Development, Excluding Completed Homes (5)
Current Pipeline Wholly-Owned			1,101
Current Pipeline Joint Venture (6)			688
Current Pipeline Preferred Equity Investments (6)			1,444
Total expected homes (including development)			50,062

(1) See Attachment 16 for definitions and other terms.
(2) Represents homes included in Stabilized, Non-Mature Communities category on Attachment 5.
(3) Represents homes included in Acquired, Development, Redevelopment, Non-Residential/Other and Sold and Held for Disposition Communities categories on Attachment 5. Excludes development homes not yet completed.

(4) Represents joint venture homes at 100 percent. See Attachment 12(A) for UDR's joint venture and partnership ownership interests.
(5) See Attachments 9 and 12(B) for details of our development communities.
(6) Represents joint venture and preferred equity investment homes at 100 percent. Excludes 218 homes at Steele Creek where we have a participating loan investment. See Attachments 9 and 12(B) for UDR's developments and ownership interests.

Attachment 7(B)

UDR, Inc.
Non-Mature Home Summary
Portfolio Overview as of Quarter Ended
March 31, 2017
(Unaudited) (1)

Non-Mature Home Breakout - By Region (includes development homes that have been completed)

		# of	Same-Store			# of	Same-Store
Community	Category	Homes	Date (2)	Community	Category	Homes	Date (2)
West Region				Mid-Atlantic Region
Orange County, CA				Metropolitan DC
Eight 80 Newport Beach (3)	Stabilized, Non-Mature	1,447	1Q18	Arbor Park of Alexandria	Stabilized, Non-Mature	851	2Q17

San Francisco, CA				Southwest Region
Edgewater	Stabilized, Non-Mature	193	1Q18	Dallas, TX
				Thirty377	Redevelopment	305	2Q19
Seattle, WA
Borgata Apartment Homes	Stabilized, Non-Mature	71	1Q18	Austin, TX
Ashton Bellevue	Stabilized, Non-Mature	202	1Q18	Residences at the Domain	Stabilized, Non-Mature	390	2Q18
Ten20	Stabilized, Non-Mature	129	1Q18
Milehouse	Stabilized, Non-Mature	177	1Q18
CityLine	Acquisition	244	2Q18

				Total		4,009

Non-Mature Home Breakout - By Date (quarter indicates date of Same-Store inclusion)

		# of				# of
Date & Community	Category	Homes		Date & Community	Category	Homes
2Q17				2Q18
Arbor Park of Alexandria	Stabilized, Non-Mature	851		Residences at the Domain	Stabilized, Non-Mature	390
				CityLine	Acquisition	244
1Q18
Borgata Apartment Homes	Stabilized, Non-Mature	71		2Q19
Ashton Bellevue	Stabilized, Non-Mature	202		Thirty377	Redevelopment	305
Ten20	Stabilized, Non-Mature	129
Milehouse	Stabilized, Non-Mature	177
Eight 80 Newport Beach (3)	Stabilized, Non-Mature	1,447
Edgewater	Stabilized, Non-Mature	193
				Total		4,009

Summary of Non-Mature Home Activity
		Stabilized,				Held for
	Market	Non-Mature	Acquired	Redevelopment	Development	Disposition	Total
Non-Mature Homes at December 31, 2016		5,793	508	888	—	—	7,189
DelRay Tower (4)	Metropolitan DC	(332)	—	—	—	—	(332)
1200 East West (4)	Metropolitan DC	(247)	—	—	—	—	(247)
Courts at Huntington Station (4)	Metropolitan DC	(421)	—	—	—	—	(421)
Eleven55 Ripley (4)	Metropolitan DC	(379)	—	—	—	—	(379)
Courts at Dulles (4)	Metropolitan DC	(411)	—	—	—	—	(411)
Newport Village (4)	Metropolitan DC	(937)	—	—	—	—	(937)
100 Pier 4 (4)	Boston, MA	(369)	—	—	—	—	(369)
2000 Post (4)	San Francisco, CA	(328)	—	—	—	—	(328)
CityLine	Seattle, WA	—	244	—	—	—	244
Edgewater	San Francisco, CA	193	—	(193)	—	—	—
Residences at the Domain	Austin, TX	390	—	(390)	—	—	—
Q4 2016 Acquisitions	Seattle, WA	508	(508)	—	—	—	—
Non-Mature Homes at March 31, 2017		3,460	244	305	—	—	4,009

(1) See Attachment 16 for definitions and other terms.
(2) Estimated Same-Store quarter represents the quarter UDR anticipates contributing the community to the QTD Same-Store pool.
(3) Eight 80 Newport Beach was formerly known as Coronado.
(4) Contributed the community to the QTD Same-Store pool in 1Q17, increasing Same-Store homes from 32,265 to 35,689.

Attachment 7(C)

UDR, Inc.
Total Revenue Per Occupied Home Summary
Portfolio Overview as of Quarter Ended
March 31, 2017
(Unaudited) (1)

		Non-Mature Homes			Unconsolidated
	Total			Total	Joint Venture	Total
	Same-Store		Non-	Consolidated	Operating	Homes
	Homes	Stabilized (2)	Stabilized (3) (4)	Homes	Homes (4) (5)	(incl. JV at share) (5)
West Region
San Francisco, CA	$3,374	$3,998	$—	$3,416	$4,647	$3,502
Orange County, CA	2,321	1,863	—	2,185	2,179	2,185
Seattle, WA	2,071	2,869	2,099	2,234	4,021	2,303
Los Angeles, CA	2,673	—	—	2,673	3,700	2,760
Monterey Peninsula, CA	1,580	—	—	1,580	—	1,580
Other Southern CA	1,789	—	—	1,789	3,072	2,145
Portland, OR	1,529	—	—	1,529	—	1,529
Mid-Atlantic Region
Metropolitan DC	1,981	1,881	—	1,971	2,812	2,001
Richmond, VA	1,276	—	—	1,276	—	1,276
Baltimore, MD	1,697	—	—	1,697	1,771	1,712
Northeast Region
New York, NY	4,338	—	—	4,338	4,782	4,406
Boston, MA	2,939	—	—	2,939	2,428	2,788
Philadelphia, PA	—	—	—	—	3,188	3,188
Southeast Region
Orlando, FL	1,231	—	—	1,231	—	1,231
Tampa, FL	1,326	—	—	1,326	—	1,326
Nashville, TN	1,241	—	—	1,241	—	1,241
Other Florida	1,494	—	—	1,494	—	1,494
Southwest Region
Dallas, TX	1,202	—	2,061	1,312	1,710	1,388
Austin, TX	1,364	1,603	—	1,435	4,027	1,677
Denver, CO	—	—	—	—	3,234	3,234
Weighted Average	$2,043	$2,125	$2,078	$2,050	$2,977	$2,120

(1) See Attachment 16 for definitions and other terms.
(2) Represents homes included in Stabilized, Non-Mature Communities category on Attachment 5.
(3) Represents homes included in Acquired, Development, Redevelopment, Non-Residential/Other and Sold and Held for Disposition Communities categories on Attachment 5.
(4) Development revenue per occupied home can be affected by the timing of home deliveries during a quarter and the effects of upfront rental rate concessions on cash-based calculations.
(5) Represents joint ventures at UDR's ownership interests. See Attachment 12(A) for UDR's joint venture and partnership ownership interests.

Attachment 7(D)

UDR, Inc.
Net Operating Income Breakout By Market
March 31, 2017
(Dollars in Thousands)
(Unaudited) (1)

	Three Months Ended March 31, 2017
			UDR's
	Same-Store	Non Same-Store (2)	Share of JVs (2)(3)	Total
Net Operating Income	$151,450	$20,034	$18,253	$189,737

	Three Months Ended March 31, 2017
	As a % of NOI			As a % of NOI
Region	Same-Store	Total	Region	Same-Store	Total
West Region			Northeast Region
San Francisco, CA	12.7%	11.7%	New York, NY	11.3%	11.6%
Orange County, CA	11.3%	12.1%	Boston, MA	6.4%	6.8%
Seattle, WA	5.8%	7.8%	Philadelphia, PA	0.0%	0.7%
Los Angeles, CA	4.5%	4.2%		17.7%	19.1%
Monterey Peninsula, CA	3.6%	2.8%	Southeast Region
Other Southern CA	1.9%	2.4%	Orlando, FL	4.2%	3.3%
Portland, OR	1.1%	0.8%	Tampa, FL	3.9%	3.1%
	40.9%	41.8%	Nashville, TN	3.7%	3.0%
			Other Florida	1.2%	0.9%
Mid-Atlantic Region				13.0%	10.3%
Metropolitan DC	19.8%	18.9%	Southwest Region
Richmond, VA	2.5%	2.0%	Dallas, TX	3.1%	3.9%
Baltimore, MD	1.7%	1.7%	Austin, TX	1.3%	2.0%
	24.0%	22.6%	Denver, CO	0.0%	0.3%
				4.4%	6.2%

			Total	100.0%	100.0%

(1) See Attachment 16 for definitions and other terms.
(2) Excludes results from Sold and Held for Disposition Communities.
(3) Includes UDR's share of joint venture and partnership NOI.

Attachment 8(A)

UDR, Inc.
Same-Store Operating Information By Major Market
Current Quarter vs. Prior Year Quarter
March 31, 2017
(Unaudited) (1)

		% of Same-
	Total	Store Portfolio	Same-Store
	Same-Store	Based on	Physical Occupancy			Total Revenue per Occupied Home
	Homes	1Q 2017 NOI	1Q 17	1Q 16	Change	1Q 17	1Q 16	Change
West Region
San Francisco, CA	2,558	12.7%	97.1%	96.0%	1.1%	$3,374	$3,334	1.2%
Orange County, CA	3,367	11.3%	95.7%	96.1%	-0.4%	2,321	2,198	5.6%
Seattle, WA	2,014	5.8%	96.8%	96.5%	0.3%	2,071	1,930	7.3%
Los Angeles, CA	1,225	4.5%	95.7%	94.7%	1.0%	2,673	2,612	2.3%
Monterey Peninsula, CA	1,565	3.6%	96.5%	95.8%	0.7%	1,580	1,452	8.8%
Other Southern CA	756	1.9%	95.1%	95.4%	-0.3%	1,789	1,687	6.0%
Portland, OR	476	1.1%	96.7%	97.1%	-0.4%	1,529	1,428	7.1%
	11,961	40.9%	96.3%	96.0%	0.3%	2,380	2,277	4.5%
Mid-Atlantic Region
Metropolitan DC	7,551	19.8%	97.0%	95.9%	1.1%	1,981	1,920	3.2%
Richmond, VA	1,358	2.5%	97.4%	96.3%	1.1%	1,276	1,257	1.5%
Baltimore, MD	720	1.7%	96.0%	96.9%	-0.9%	1,697	1,673	1.4%
	9,629	24.0%	97.0%	96.0%	1.0%	1,860	1,808	2.9%
Northeast Region
New York, NY	1,945	11.3%	98.0%	97.3%	0.7%	4,338	4,201	3.3%
Boston, MA	1,548	6.4%	96.1%	96.1%	0.0%	2,939	2,825	4.0%
	3,493	17.7%	97.1%	96.8%	0.3%	3,729	3,595	3.7%
Southeast Region
Orlando, FL	2,500	4.2%	96.8%	96.6%	0.2%	1,231	1,158	6.3%
Tampa, FL	2,287	3.9%	96.7%	96.7%	0.0%	1,326	1,265	4.8%
Nashville, TN	2,260	3.7%	97.1%	97.2%	-0.1%	1,241	1,160	7.0%
Other Florida	636	1.2%	96.6%	95.8%	0.8%	1,494	1,481	0.9%
	7,683	13.0%	96.8%	96.7%	0.1%	1,284	1,217	5.5%
Southwest Region
Dallas, TX	2,040	3.1%	97.4%	97.2%	0.2%	1,202	1,134	6.0%
Austin, TX	883	1.3%	97.2%	96.8%	0.4%	1,364	1,319	3.4%
	2,923	4.4%	97.3%	97.1%	0.2%	1,251	1,190	5.1%

Total/Weighted Avg.	35,689	100.0%	96.8%	96.3%	0.5%	$2,043	$1,961	4.1%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(B)

UDR, Inc.
Same-Store Operating Information By Major Market
Current Quarter vs. Prior Year Quarter
March 31, 2017
(Unaudited) (1)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses			Net Operating Income
	Homes	1Q 17	1Q 16	Change	1Q 17	1Q 16	Change	1Q 17	1Q 16	Change
West Region
San Francisco, CA	2,558	$25,140	$24,565	2.3%	$5,855	$5,498	6.5%	$19,285	$19,067	1.1%
Orange County, CA	3,367	22,441	21,340	5.2%	5,259	4,824	9.0%	17,182	16,516	4.0%
Seattle, WA	2,014	12,111	11,255	7.6%	3,358	3,149	6.6%	8,753	8,106	8.0%
Los Angeles, CA	1,225	9,400	9,089	3.4%	2,553	2,553	0.0%	6,847	6,536	4.8%
Monterey Peninsula, CA	1,565	7,157	6,530	9.6%	1,787	1,731	3.3%	5,370	4,799	11.9%
Other Southern CA	756	3,859	3,650	5.7%	997	1,024	-2.7%	2,862	2,626	9.0%
Portland, OR	476	2,112	1,980	6.7%	516	484	6.7%	1,596	1,496	6.7%
	11,961	82,220	78,409	4.9%	20,325	19,263	5.5%	61,895	59,146	4.7%
Mid-Atlantic Region
Metropolitan DC	7,551	43,527	41,720	4.3%	13,533	14,059	-3.7%	29,994	27,661	8.4%
Richmond, VA	1,358	5,064	4,932	2.7%	1,232	1,371	-10.1%	3,832	3,561	7.6%
Baltimore, MD	720	3,518	3,502	0.4%	1,029	995	3.5%	2,489	2,507	-0.8%
	9,629	52,109	50,154	3.9%	15,794	16,425	-3.8%	36,315	33,729	7.7%
Northeast Region
New York, NY	1,945	24,804	23,853	4.0%	7,636	6,880	11.0%	17,168	16,973	1.1%
Boston, MA	1,548	13,117	12,607	4.0%	3,384	3,220	5.1%	9,733	9,387	3.7%
	3,493	37,921	36,460	4.0%	11,020	10,100	9.1%	26,901	26,360	2.1%
Southeast Region
Orlando, FL	2,500	8,936	8,392	6.5%	2,655	2,484	6.9%	6,281	5,908	6.3%
Tampa, FL	2,287	8,799	8,393	4.8%	2,853	2,756	3.5%	5,946	5,637	5.5%
Nashville, TN	2,260	8,169	7,645	6.9%	2,543	2,172	17.1%	5,626	5,473	2.8%
Other Florida	636	2,753	2,707	1.7%	945	928	1.9%	1,808	1,779	1.6%
	7,683	28,657	27,137	5.6%	8,996	8,340	7.9%	19,661	18,797	4.6%
Southwest Region
Dallas, TX	2,040	7,167	6,744	6.3%	2,504	2,344	6.8%	4,663	4,400	6.0%
Austin, TX	883	3,512	3,381	3.9%	1,497	1,450	3.2%	2,015	1,931	4.4%
	2,923	10,679	10,125	5.5%	4,001	3,794	5.5%	6,678	6,331	5.5%

Totals	35,689	$211,586	$202,285	4.6%	$60,136	$57,922	3.8%	$151,450	$144,363	4.9%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(C)

UDR, Inc.
Same-Store Operating Information By Major Market
Current Quarter vs. Last Quarter
March 31, 2017
(Unaudited) (1)

	Total	Same-Store
	Same-Store	Physical Occupancy			Total Revenue per Occupied Home
	Homes	1Q 17	4Q 16	Change	1Q 17	4Q 16	Change
West Region
San Francisco, CA	2,558	97.1%	96.4%	0.7%	$3,374	$3,342	1.0%
Orange County, CA	3,367	95.7%	95.8%	-0.1%	2,321	2,276	2.0%
Seattle, WA	2,014	96.8%	96.8%	0.0%	2,071	2,048	1.1%
Los Angeles, CA	1,225	95.7%	95.7%	0.0%	2,673	2,641	1.2%
Monterey Peninsula, CA	1,565	96.5%	96.4%	0.1%	1,580	1,571	0.6%
Other Southern CA	756	95.1%	96.3%	-1.2%	1,789	1,771	1.0%
Portland, OR	476	96.7%	96.5%	0.2%	1,529	1,516	0.9%
	11,961	96.3%	96.2%	0.1%	2,380	2,348	1.3%
Mid-Atlantic Region
Metropolitan DC	7,551	97.0%	97.2%	-0.2%	1,981	1,961	1.0%
Richmond, VA	1,358	97.4%	96.5%	0.9%	1,276	1,273	0.2%
Baltimore, MD	720	96.0%	97.4%	-1.4%	1,697	1,698	-0.1%
	9,629	97.0%	97.1%	-0.1%	1,860	1,845	0.8%
Northeast Region
New York, NY	1,945	98.0%	97.5%	0.5%	4,338	4,236	2.4%
Boston, MA	1,548	96.1%	96.7%	-0.6%	2,939	2,907	1.1%
	3,493	97.1%	97.1%	0.0%	3,729	3,650	2.2%
Southeast Region
Orlando, FL	2,500	96.8%	97.1%	-0.3%	1,231	1,209	1.8%
Tampa, FL	2,287	96.7%	96.6%	0.1%	1,326	1,308	1.4%
Nashville, TN	2,260	97.1%	97.7%	-0.6%	1,241	1,226	1.2%
Other Florida	636	96.6%	97.3%	-0.7%	1,494	1,474	1.4%
	7,683	96.8%	97.1%	-0.3%	1,284	1,265	1.5%
Southwest Region
Dallas, TX	2,040	97.4%	96.9%	0.5%	1,202	1,178	2.0%
Austin, TX	883	97.2%	96.5%	0.7%	1,364	1,357	0.5%
	2,923	97.3%	96.8%	0.5%	1,251	1,232	1.5%

Total/Weighted Avg.	35,689	96.8%	96.8%	0.0%	$2,043	$2,014	1.4%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(D)

UDR, Inc.
Same-Store Operating Information By Major Market
Current Quarter vs. Last Quarter
March 31, 2017
(Unaudited) (1)

	Total	Same-Store ($000s)

	Same-Store	Revenues			Expenses			Net Operating Income
	Homes	1Q 17	4Q 16	Change	1Q 17	4Q 16	Change	1Q 17	4Q 16	Change
West Region
San Francisco, CA	2,558	$25,140	$24,723	1.7%	$5,855	$5,912	-1.0%	$19,285	$18,811	2.5%
Orange County, CA	3,367	22,441	22,021	1.9%	5,259	5,121	2.7%	17,182	16,900	1.7%
Seattle, WA	2,014	12,111	11,979	1.1%	3,358	3,253	3.2%	8,753	8,726	0.3%
Los Angeles, CA	1,225	9,400	9,287	1.2%	2,553	2,573	-0.8%	6,847	6,714	2.0%
Monterey Peninsula, CA	1,565	7,157	7,111	0.7%	1,787	1,763	1.4%	5,370	5,348	0.4%
Other Southern CA	756	3,859	3,869	-0.3%	997	1,019	-2.2%	2,862	2,850	0.4%
Portland, OR	476	2,112	2,089	1.1%	516	569	-9.2%	1,596	1,520	4.9%
	11,961	82,220	81,079	1.4%	20,325	20,210	0.6%	61,895	60,869	1.7%
Mid-Atlantic Region
Metropolitan DC	7,551	43,527	43,172	0.8%	13,533	12,947	4.5%	29,994	30,225	-0.8%
Richmond, VA	1,358	5,064	5,003	1.2%	1,232	1,395	-11.7%	3,832	3,608	6.2%
Baltimore, MD	720	3,518	3,572	-1.5%	1,029	1,011	1.8%	2,489	2,561	-2.9%
	9,629	52,109	51,747	0.7%	15,794	15,353	2.9%	36,315	36,394	-0.2%
Northeast Region
New York, NY	1,945	24,804	24,098	2.9%	7,636	7,312	4.4%	17,168	16,786	2.3%
Boston, MA	1,548	13,117	13,054	0.5%	3,384	3,557	-4.9%	9,733	9,497	2.5%
	3,493	37,921	37,152	2.1%	11,020	10,869	1.4%	26,901	26,283	2.4%
Southeast Region
Orlando, FL	2,500	8,936	8,804	1.5%	2,655	2,649	0.2%	6,281	6,155	2.0%
Tampa, FL	2,287	8,799	8,671	1.5%	2,853	2,922	-2.4%	5,946	5,749	3.4%
Nashville, TN	2,260	8,169	8,119	0.6%	2,543	2,151	18.2%	5,626	5,968	-5.7%
Other Florida	636	2,753	2,736	0.6%	945	1,007	-6.1%	1,808	1,729	4.6%
	7,683	28,657	28,330	1.2%	8,996	8,729	3.1%	19,661	19,601	0.3%
Southwest Region
Dallas, TX	2,040	7,167	6,988	2.6%	2,504	2,550	-1.8%	4,663	4,438	5.1%
Austin, TX	883	3,512	3,469	1.2%	1,497	1,399	7.0%	2,015	2,070	-2.6%
	2,923	10,679	10,457	2.1%	4,001	3,949	1.3%	6,678	6,508	2.6%

Total	35,689	$211,586	$208,765	1.4%	$60,136	$59,110	1.7%	$151,450	$149,655	1.2%

(1) See Attachment 16 for definitions and other terms.

Attachment 8(E)

UDR, Inc.
Same-Store Operating Information By Major Market
March 31, 2017
(Unaudited) (1)

	Effective Blended Lease Rate Growth	Effective New Lease Rate Growth	Effective Renewal Lease Rate Growth	Annualized Turnover (2)
	1Q 2017	1Q 2017	1Q 2017	1Q 2017	1Q 2016
West Region
San Francisco, CA	1.3%	-1.0%	3.8%	42.8%	48.5%
Orange County, CA	3.4%	2.1%	5.0%	44.6%	43.8%
Seattle, WA	3.5%	0.9%	6.3%	47.7%	44.5%
Los Angeles, CA	3.4%	2.1%	4.6%	41.4%	54.0%
Monterey Peninsula, CA	5.6%	3.3%	8.4%	40.9%	50.8%
Other Southern CA	4.0%	1.9%	7.8%	54.2%	52.6%
Portland, OR	-0.3%	-4.4%	5.8%	47.7%	51.1%

Mid-Atlantic Region
Metropolitan DC	2.1%	-0.1%	4.5%	34.4%	37.2%
Richmond, VA	-0.1%	-4.0%	3.9%	41.5%	43.3%
Baltimore, MD	-2.6%	-6.4%	4.3%	55.2%	34.9%

Northeast Region
New York, NY	2.2%	-0.4%	3.5%	19.0%	19.8%
Boston, MA	2.3%	-1.4%	6.5%	34.6%	32.5%

Southeast Region
Orlando, FL	4.0%	1.8%	6.6%	44.6%	42.0%
Tampa, FL	2.3%	-0.2%	5.4%	47.7%	44.9%
Nashville, TN	3.2%	1.2%	5.3%	46.7%	45.6%
Other Florida	3.4%	1.7%	5.0%	30.6%	37.0%

Southwest Region
Dallas, TX	5.0%	4.0%	6.0%	46.1%	45.1%
Austin, TX	-0.7%	-5.4%	3.4%	40.4%	46.4%

Total/Weighted Avg.	2.5%	0.3%	4.9%	40.8%	41.8%

1Q 2016 Weighted Avg. Lease Rate Growth (3)	5.3%	3.7%	6.9%

1Q 2017 Percentage of Total Repriced Homes		52.1%	47.9%

(1) See Attachment 16 for definitions and other terms.
(2) 1Q17 same-store home count: 35,689.
(3) 1Q16 same-store home count: 34,017.

Attachment 9

UDR, Inc.
Development Summary
March 31, 2017
(Dollars in Thousands)
(Unaudited) (1) (2)
Wholly-Owned

									Schedule			Percentage
		# of	Compl.	Cost to	Budgeted	Est. Cost		Project		Initial
Community	Location	Homes	Homes	Date	Cost	per Home		Debt	Start	Occ.	Compl.	Leased	Occupied
Projects Under Construction
The Residences at Pacific City	Huntington Beach, CA	516	—	$258,823	$342,000	$663		$—	2Q15	2Q17	1Q18	14.9%	—
345 Harrison Street	Boston, MA	585	—	135,014	366,500	626	(3)	—	1Q16	3Q18	1Q19	—	—
Total Under Construction		1,101	—	$393,837	$708,500	$644		$—

Completed Projects, Non-Stabilized
N/A	N/A	—	—	$—	$—	$—		$—	N/A	N/A	N/A	—	—
Total Completed		—	—	$—	$—	$—		$—

Total - Wholly Owned		1,101	—	$393,837	$708,500	$644		$—

Net Operating Income From Wholly-Owned Projects								UDR's Capitalized Interest on Wholly-Owned Development Projects
		1Q 17							1Q 17
Projects Under Construction		$(153)							$3,371
Completed, Non-Stabilized		—
Total		$(153)

Unconsolidated Joint Ventures and Partnerships (8)
									Schedule			Percentage
		Own.	# of	Compl.	Cost to	Budgeted		Project		Initial
Community	Location	Interest	Homes	Homes	Date (9)	Cost		Debt (10)	Start	Occ.	Compl.	Leased	Occupied
Projects Under Construction
Verve Mountain View	Mountain View, CA	50%	155	—	$89,272	$99,000	(6)	$42,655	1Q15	2Q17	2Q17	28.4%	—
Crescent Heights	Los Angeles, CA	50%	150	—	55,869	126,000	(7)	—	2Q16	3Q18	3Q18	—	—
Vitruvian West	Addison, TX	50%	383	—	11,222	59,000		—	4Q16	2Q18	4Q18	—	—
Total Under Construction			688	—	$156,363	$284,000		$42,655

Completed Projects, Non-Stabilized
399 Fremont	San Francisco, CA	51%	447	447	$318,209	$319,000	(4)	$173,648	1Q14	1Q16	2Q16	94.4%	93.1%
3033 Wilshire	Los Angeles, CA	50%	190	190	107,280	108,000	(5)	52,740	4Q14	4Q16	4Q16	48.4%	39.5%
Residences on Jamboree	Irvine, CA	50%	381	381	121,114	125,000		61,024	3Q14	4Q16	1Q17	56.7%	40.4%
Total Completed			1,018	1,018	$546,603	$552,000		$287,412

Total - Unconsolidated Joint Ventures and Partnerships			1,706	1,018	$702,966	$836,000		$330,067

								UDR's Capitalized Interest on Unconsolidated Development Projects
									1Q 17
									$786

Projected Weighted Average Stabilized Yield on Development Projects Over Respective Market Cap Rates:									150-200 bps

(1) See Attachment 16 for definitions and other terms.
(2) The development summary above includes all communities under development that UDR wholly owns or owns an interest in through an unconsolidated joint venture.
(3) Includes 35,200 square feet of retail space.
(4) Includes 3,800 square feet of retail space.
(5) Includes 5,500 square feet of retail space.
(6) Includes 4,500 square feet of retail space.
(7) Includes 6,000 square feet of retail space.
(8) Unconsolidated developments are presented at 100%.
(9) Cost to Date includes land using the fair value established at joint venture formation versus historical cost and excludes UDR outside basis differences.
(10) Debt balances are presented net of deferred financing costs.

Attachment 10

UDR, Inc.
Redevelopment Summary
March 31, 2017
(Dollars in Thousands)
(Unaudited) (1)
Wholly-Owned
			Sched.
		# of	Redev.	Compl.	Cost to	Budgeted	Est. Cost	Schedule				Percentage
Community	Location	Homes	Homes	Homes	Date	Cost (2)	per Home	Acq.	Start	Compl.	Same-Store (3)	Leased	Occupied
Projects in Redevelopment

Thirty377 (4)	Dallas, TX	305	56	22	$3,699	$9,500	$31	3Q06	3Q16	1Q18	2Q19	94.8%	93.8%
Total		305	56	22	$3,699	$9,500	$31

Capitalized Interest on Redevelopment Projects
	1Q 17
	$1

		Projected Weighted Average Return on Incremental Capital Invested:				7.0% to 9.0%

(1) See Attachment 16 for definitions and other terms.
(2) Represents UDR's incremental capital invested in the projects.
(3) Estimated Same-Store quarter represents the quarter UDR anticipates contributing the community to the QTD same-store pool.
(4) Redevelopment project consists of interior home improvements and renovation of building exteriors, corridors, and common area amenities.

Attachment 11

UDR, Inc.
Land Summary
March 31, 2017
(Dollars in Thousands)
(Unaudited) (1)

		UDR Ownership	Real Estate	UDR's Share
Parcel	Location	Interest	Cost Basis	Cost Basis	Status Update (2)

						Design	Hold for Future
					Entitlements	Development	Development
Wholly-Owned
7 Harcourt (3)	Boston, MA	100%	$7,133	$7,133	Complete	In Process
Vitruvian Park®	Addison, TX	100%	13,615	13,615	Complete		In Process
Dublin Land	Dublin, CA	100%	9,545	9,545	In Process	In Process
Total			$30,293	$30,293

			Real Estate	UDR's Share
			Cost Basis	Cost Basis
Unconsolidated Joint Ventures and Partnerships
UDR/MetLife Land - 5 parcels	Addison, TX	50%	$43,967	$21,984	Complete	In Process	In Process
Total			$43,967	$21,984

Total			$74,260	$52,277

Capitalized Interest on Land Projects

	1Q 17
	$548

(1) See Attachment 16 for definitions and other terms.
(2) Pursuing Entitlements: During this phase the Company is actively pursuing the necessary approvals for the rights to develop multifamily and/or mixed use communities.
       Design Development: During this phase the Company is actively working to complete architectural and engineering documents in preparation for the commencement of construction of multifamily and/or mixed uses communities.

Hold for Future Development: Entitled and/or unentitled land sites that the Company holds for future development.
(3) Land is adjacent to UDR's Garrison Square community.

Attachment 12(A)

UDR, Inc.
Unconsolidated Joint Venture Summary
March 31, 2017
(Dollars in Thousands)
(Unaudited) (1)
Portfolio Characteristics

		# of			Physical	Total Rev. per	Net Operating Income
	Property	Comm. /	# of	Own.	Occupancy	Occ. Home	UDR's Share	Total
Joint Venture and Partnerships	Type	Parcels	Homes (5)	Interest	1Q 17	1Q 17 (1)	1Q 17	1Q 17 (2)
UDR / MetLife
Operating communities	Various	21	5,302	50%	96.2%	$2,862	$15,039	$30,049
Non-Mature	High-rise	1	151	50%	96.3%	3,961	592	1,182
Development communities	Various	6	1,018	(3)	58.4%	3,921	1,540	3,014
Land parcels		5	—	50%	—	—	(4)	(9)
UDR / KFH	High-rise	3	660	30%	97.3%	2,629	1,086	3,621
Total/Weighted Average		36	7,131		90.9%	$2,977	$18,253	$37,857

Balance Sheet Characteristics and Returns

	Gross Book Value				Weighted
	of JV Real	Total Project	UDR's Equity		Avg. Debt	Debt	Returns (6)
Joint Venture and Partnerships	Estate Assets (4)	Debt (4)	Investment		Interest Rate	Maturities	ROIC	ROE
UDR / MetLife
Operating communities	$2,152,880	$1,265,629	$317,864		4.44%	2018-2025
Non-Mature	112,592	50,512	20,040		4.57%	2018-2021
Development communities	721,462	330,067	193,448		2.94%	2018
Land parcels	43,967	—	36,489		N/A	N/A
UDR / KFH	285,251	165,715	11,801		2.82%	2025-2026
Total/Weighted Average	$3,316,152	$1,811,923	$579,642		4.02%		5.9%	7.9%

Same-Store Unconsolidated Joint Venture Growth

	Same-Store
	Joint Venture	1Q 17 vs. 1Q 16 Growth				1Q 17 vs. 4Q 16 Growth
Joint Venture	Communities (4)	Revenue	Expense	NOI		Revenue	Expense	NOI
UDR / MetLife	21	1.7%	4.3%	0.5%		-0.2%	4.1%	-2.1%
UDR / KFH	3	2.7%	3.0%	2.5%		0.3%	3.5%	-0.9%
Total/Average	24	1.8%	4.2%	0.7%		-0.1%	4.1%	-2.0%

				NOI				NOI
Same-Store JV Results at UDR's Ownership Interest				0.6%				-2.1%

(1) See Attachment 16 for definitions and other terms.
(2) Represents NOI at 100% for the period ended March 31, 2017.
(3) Includes 399 Fremont of which UDR owns 51.0%, Residences on Jamboree of which UDR owns 50.1%, 3033 Wilshire of which UDR owns 50.0%, Verve Mountain View of which UDR owns 50.1%, Crescent Heights of which UDR owns 50.0% and Vitruvian West of which UDR owns 50.0%.

(4) Joint ventures and partnerships represented at 100%. Debt balances are presented net of deferred financing costs.
(5) Includes homes completed for the period ended March 31, 2017.
(6) Excludes non-stabilized developments.

Attachment 12(B)

UDR, Inc.
Preferred Equity and Participating Loan Investments
March 31, 2017
(Dollars in Thousands)
(Unaudited) (1)
Preferred Equity Investments

						UDR	UDR
		Own.	# of	Compl.	Going-in	Investment	Share of	Schedule			Percentage
Community	Location	Interest	Homes	Homes	Valuation	Cost	Debt (14)	Start	Compl.	Stabilization	Leased	Occupied

Projects Under Construction

West Coast Development JV
Parallel (2) (3)	Anaheim, CA	49%	386	—	$114,660	$26,529	$7,747	4Q14	1Q18	4Q18	—	—
CityLine II (4)	Seattle, WA	49%	155	—	58,250	15,484	—	3Q16	1Q18	4Q18	—	—
Total			541	—	$172,910	$42,013	$7,747

Completed Projects, Non-Stabilized

West Coast Development JV
OLiVE DTLA (2) (5) (6)	Los Angeles, CA	47%	293	293	$129,360	$33,698	$25,511	2Q14	4Q16	4Q17	42.3%	32.1%
Total			293	293	$129,360	$33,698	$25,511

Completed Projects, Stabilized

West Coast Development JV
Katella Grand I (2)	Anaheim, CA	49%	399	399	$137,935	$34,268	$31,783	4Q13	2Q16	4Q16	95.7%	94.5%
8th & Republican (2) (5) (7)	Seattle, WA	48%	211	211	97,020	23,971	21,634	3Q14	2Q16	1Q17	97.6%	96.7%
Total			610	610	$234,955	$58,239	$53,417

Total - Preferred Equity Investments			1,444	903	$537,225	$133,950	$86,675

Economics For Projects Under Construction and Completed Projects, Non-Stabilized

				Income from Preferred
	UDR's Equity		Preferred	Equity Investment (8)
	Investment (10)		Return	1Q 2017
West Coast Development JV (2) (4)	$83,366		6.5%	$1,001

Economics For Completed Projects, Stabilized							Additional Information
												Interest and
				Income from Preferred			Total Rev. per	Net Operating Income				Other Expense
	UDR's Equity			Equity Investment (8)			Occ. Home	UDR's Share		Total		UDR's Share
	Investment (10)			1Q 2017			1Q 17 (1)	1Q 2017 (15)		1Q 2017 (9)		1Q 2017
West Coast Development JV (2)	$61,980			$1,057			$2,303	$945		$1,946		$394

Participating Loan Investment

			# of	Compl.	Cost to	Budgeted	Loan	Loan
Community	Location		Homes	Homes	Date	Cost	Commitment (13)	Balance (13)	Leased	Occupied
Steele Creek (11) (12)	Denver, CO		218	218	$110,055	$110,055	$93,458	$94,002	95.0%	89.5%
Total			218	218	$110,055	$110,055	$93,458	$94,002

						Income from Participating
			Interest	Years to		Loan Investment			Upside
	UDR's Investment		Rate	Maturity		1Q 2017			Participation
Steele Creek (13)	$94,002		6.5%	0.3		$1,533			50%

(1) See Attachment 16 for definitions and other terms.
(2) In May 2015, UDR agreed to pay $136 million, net of debt, to acquire a 48% weighted average ownership interest in a $559 million, West Coast Development joint venture consisting of five communities in various stages of construction. UDR receives a 6.5% preferred return on our equity investment cost until stabilization. Our partner assumes all economics until stabilization. Upon stabilization, economics will be shared between UDR and our partner. A community is considered stabilized when it reaches 80% occupancy for ninety consecutive days. UDR has the option to purchase each property at a fixed price one year after completion at an all-in option price of $597 million. In 1Q17, UDR exercised its option and acquired 100% of CityLine.

(3) Formerly known as Katella Grand II.
(4) In March 2017, UDR agreed to pay $15.5 million, net of debt, to acquire a 49% ownership interest in CityLine II. UDR receives a 6.5% preferred return on our equity investment cost until stabilization. Our partner assumes all economics until stabilization. A community is considered stabilized when it reaches 80% occupancy for ninety consecutive days. Upon stabilization, economics will be shared between UDR and our partner. UDR has the option to purchase the property at a fixed price one year after completion at an all-in option price of $61 million.

(5) A small ownership interest in 8th & Republican and OLiVE DTLA is held by an additional co-investor.
(6) Includes 15,500 square feet of retail space.
(7) Includes 13,600 square feet of retail space.
(8) Excludes depreciation expense.
(9) Represents NOI at 100 percent for the period ended March 31, 2017.
(10) UDR's equity investment of $145.3 million is inclusive of outside basis and our accrued preferred return, which differs from our investment cost of $134.0 million. For 1Q17, UDR received distributions of $1.2 million related to payment of our accrued preferred return.

(11) Includes 17,000 square feet of retail space.
(12) UDR's participating loan is reflected as investment in and advances to unconsolidated joint ventures on the Consolidated Balance Sheets and net income/(loss) from unconsolidated entities on the Consolidated Statements of Operations in accordance with GAAP. UDR has the option to purchase the property 25 months after completion of construction, which occurred in April 2015, and receive 50% of the value created from the project upon acquisition of the community or sale to a third party.

(13) Loan commitment represents loan principal and therefore excludes accrued interest. Loan balance includes interest accrued at 6.5% prior to the period end.
(14) Debt balances are presented net of deferred financing costs.
(15) Includes $0.1 million of NOI from CityLine.

Attachment 13

UDR, Inc.
Acquisitions and Dispositions Summary
March 31, 2017
(Dollars in Thousands)
(Unaudited) (1)

				Post
			Prior	Transaction
			Ownership	Ownership				# of	Price per
Date of Purchase	Community	Location	Interest	Interest	Price (2)	Debt (2)		Homes	Home

Acquisitions - Wholly-Owned

Jan-17	CityLine (3)	Seattle, WA	49%	100%	$86,500	$—		244	$355
					$86,500	$—		244	$355

Acquisitions - Joint Ventures

Mar-17	CityLine II	Seattle, WA	0%	49%	$58,250	$26,650	(4)	155	$376
					$58,250	$26,650		155	$376

				Post
			Prior	Transaction
			Ownership	Ownership				# of	Price per
Date of Sale	Community	Location	Interest	Interest	Price (2)	Debt (2)		Homes	Home

Dispositions - Wholly-Owned Land

Feb-17	Hanover Village	Mechanicsville, VA	100%	0%	$3,500	$—		—	$—
					$3,500	$—		—	$—

(1) See Attachment 16 for definitions and other terms.
(2) Price represents 100% of assets. Debt represents 100% of the asset's indebtedness.
(3) UDR recorded a gain on consolidation of approximately $12.2 million during the three months ended March 31, 2017, which is included in income/(loss) from unconsolidated entities in Attachment 1. Total fair value is approximately $98.7 million.

(4) Debt represents maximum debt of the joint venture at 100% upon completion of construction. See Attachment 12(B) for additional details.

Attachment 14

UDR, Inc.
Capital Expenditure and Repair and Maintenance Summary
March 31, 2017
(In thousands, except cost per home)
(Unaudited) (1)

		Three Months		Capex
	Estimated	Ended	Cost	as a %
Category (Capitalized)	Useful Life (yrs.)	March 31, 2017	per Home	of NOI
Capital Expenditures for Consolidated Homes (2)
Average number of homes (3)		39,698
Recurring Cap Ex
Asset preservation
Building interiors	5 - 20	$2,534	$64
Building exteriors	5 - 20	1,279	32
Landscaping and grounds	10	857	22
Total asset preservation		4,670	118
Turnover related	5	2,121	53
Total Recurring Cap Ex		6,791	171	4%
Revenue Enhancing Cap Ex (4)
Kitchen & Bath		2,800	71
Revenue Enhancing		6,182	156
Total Revenue Enhancing Cap Ex	5 - 20	8,982	226

Total Recurring and Revenue Enhancing Cap Ex		$15,773	$397

One-Time Infrastructure Cap Ex	5 - 35	$304	$—

		Three Months
		Ended	Cost
Category (Expensed)		March 31, 2017	per Home
Repair and Maintenance for Consolidated Homes
Average number of homes (3)		39,698
Contract services		$4,606	$116
Turnover related expenses		928	23
Other Repair and Maintenance
Building interiors		1,567	39
Building exteriors		405	10
Landscaping and grounds		297	7
Total		$7,803	$197

(1) See Attachment 16 for definitions and other terms.
(2) Excludes redevelopment capital and initial capital expenditures.
(3) Average number of homes is calculated based on the number of homes outstanding at the end of each month.
(4) Revenue enhancing capital expenditures were incurred at specific apartment communities in conjunction with UDR's overall capital expenditure plan.

Attachment 15

UDR, Inc.
Full-Year 2017 Guidance
March 31, 2017
(Unaudited) (1)

Net Income, FFO, FFO as Adjusted and AFFO per Share and Unit Guidance
	2Q 2017	Full-Year 2017	Prior Guidance
Income/(loss) per weighted average common share, diluted	$0.08 to $0.09	$0.31 to $0.36	$0.31 to $0.36
FFO per common share and unit, diluted	$0.45 to $0.47	$1.83 to $1.87	$1.83 to $1.87
FFO as Adjusted per common share and unit, diluted	$0.45 to $0.47	$1.83 to $1.87	$1.83 to $1.87
Adjusted Funds from Operations ("AFFO") per common share and unit, diluted	$0.41 to $0.43	$1.68 to $1.72	$1.68 to $1.72
Annualized dividend per share and unit		$1.24	$1.24

Same-Store Guidance		Full-Year 2017	Prior Guidance
Revenue growth		3.00% - 4.00%	3.00% - 4.00%
Expense growth		2.50% - 3.50%	2.50% - 3.50%
NOI growth		3.25% - 4.25%	3.25% - 4.25%
Physical occupancy		96.7%	96.7%
Same-Store homes		35,689	35,689

Sources of Funds ($ in millions)		Full-Year 2017	Prior Guidance
AFFO in Excess of Dividends		$136 to $148	$136 to $148
Sales Proceeds and Debt and Equity Issuances		$400 to $600	$300 to $500
Construction Loan Proceeds		$50 to $75	$50 to $75

Uses of Funds ($ in millions)		Full-Year 2017	Prior Guidance
Debt maturities inclusive of principal amortization (weighted average interest rate of 2.3%)(2)		$149	$51
Development and redevelopment spending and land acquisitions		$350 to $450	$350 to $450
Acquisitions		$66 to $200	$66 to $200
Revenue enhancing capital expenditures inclusive of Kitchen and Bath		$40 to $50	$40 to $50

Other Additions/(Deductions) ($ in millions except per home amounts)		Full-Year 2017	Prior Guidance
Consolidated interest expense, net of capitalized interest and adjustments for FFO as Adjusted		($120) to ($124)	($120) to ($124)
Capitalized interest (3)		$16 to $20	$16 to $20
General and administrative		($46) to ($49)	($46) to ($49)
Tax (provision)/benefit for TRS		($1) to ($2)	($1) to ($2)
Total joint venture FFO including fee income, net of adjustments for FFO as Adjusted		$53 to $60	$53 to $60
Non-recurring items:
Disposition related gains/(losses) and non-recurring fees included in FFO		$1.6	$1 to $2
Average stabilized homes		39,500	$39,500
Recurring capital expenditures per home		$1,150	$1,150

(1) See Attachment 16 for definitions and other terms.
(2) Excludes short-term maturities related to the Company's unsecured commercial paper program.
(3) Excludes capitalized interest on joint venture and partnership level debt, which is included in the guidance for "Total joint venture FFO including fee income, net of adjustments for FFO as Adjusted" above.

Attachment 16(A)

UDR, Inc.
Definitions and Reconciliations
March 31, 2017
(Unaudited)

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds From Operations ("AFFO") attributable to common stockholders and unitholders:  The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income attributable to common stockholders to AFFO is provided on Attachment 2.

Development Communities:  The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Effective New Lease Rate Growth:  The Company defines effective new lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on all new leases commenced during the current quarter.

Management considers effective new lease rate growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth:  The Company defines effective renewal lease rate growth as the increase in gross potential rent realized less all concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on all renewed leases commenced during the current quarter.

Management considers effective renewal lease rate growth a useful metric for investors as it assesses market-level, in-place demand trends.

Estimated Quarter of Completion:  The Company defines estimated quarter of completion of a development or redevelopment project as the date on which construction is expected to be completed, but does not represent the date of stabilization.

Fixed Charge Coverage Ratio - adjusted for non-recurring items:  The Company defines Fixed Charge Coverage Ratio - adjusted for non-recurring items as Interest Coverage Ratio - adjusted for non-recurring items divided by total interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers fixed charge coverage - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise fixed charge coverage - adjusted for non-recurring items is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Funds From Operations as Adjusted attributable to common stockholders and unitholders:  The Company defines FFO attributable to common stockholders and unitholders as Adjusted as FFO excluding the impact of acquisition-related costs and other non-comparable items including, but not limited to, prepayment costs/benefits associated with early debt retirement, gains on sales of marketable securities and TRS property, deferred tax valuation allowance increases and decreases, casualty-related expenses and recoveries, severance costs and legal costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of our operating performance. The Company believes that net income attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on Attachment 2.

Funds From Operations ("FFO") attributable to common stockholders and unitholders:  The Company defines FFO as net income attributable to common stockholders and unitholders, excluding impairment write-downs of depreciable real estate or of investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002. In the computation of diluted FFO, unvested restricted stock, unvested LTIP units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive; therefore, they are included in the diluted share count.

Activities of our taxable REIT subsidiary (TRS), include development and land entitlement. From time to time, we develop and subsequently sell a TRS property which results in a short-term use of funds that produces a profit that differs from the traditional long-term investment in real estate for REITs. We believe that the inclusion of these TRS gains in FFO is consistent with the standards established by NAREIT as the short-term investment is incidental to our main business. TRS gains on sales, net of taxes, are defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income attributable to common stockholders to FFO is provided on Attachment 2.

Attachment 16(B)

UDR, Inc.
Definitions and Reconciliations
March 31, 2017
(Unaudited)

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Interest Coverage Ratio - adjusted for non-recurring items:  The Company defines Interest Coverage Ratio - adjusted for non-recurring items as net income/(loss), excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization, income tax provision/(benefit), net and the impact of other non-recurring items including, but not limited to, net gain/(loss) on the sale of real estate owned and casualty-related expenses and recoveries of wholly owned and joint venture communities divided by total interest, excluding the impact of costs associated with debt extinguishment.

Management considers interest coverage - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise interest coverage - adjusted for non-recurring items is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Joint Venture Reconciliation at UDR's Weighted Average Ownership Interest

In thousands		1Q 2017
Income/(loss) from unconsolidated entities		$11,198
Management fee		1,135
Interest expense		8,983
Depreciation		13,767
General and administrative		129
West Coast Development JV Preferred Return		(1,507)
Steele Creek		(1,533)
Other (income)/expense (includes 717 Olympic casualty (gain)/expense)		(816)
Gain on sales		(12,158)
Total Joint Venture NOI at UDR's Ownership Interest		$19,198

JV Return on Equity ("ROE"):  The Company defines JV ROE as its share of property NOI plus property and asset management fee revenue less interest expense, annualized, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

JV Return on Invested Capital ("ROIC"):  The Company defines JV ROIC as its share of property NOI plus property and asset management fee revenue, annualized, divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Net Debt-to-EBITDA - adjusted for non-recurring items:  The Company defines net debt-to-EBITDA - adjusted for non-recurring items as total debt net of cash and cash equivalents divided by EBITDA - adjusted for non-recurring items. EBITDA is defined as net income/(loss), excluding the impact of interest expense, real estate depreciation and amortization of wholly owned and joint venture communities, other depreciation and amortization and income tax provision/(benefit), net. EBITDA - adjusted for non-recurring items is defined as EBITDA excluding the impact of other non-recurring items including, but not limited to, net gain/(loss) on the sale of real estate owned and casualty-related expenses and recoveries of wholly owned and joint venture communities.

Management considers net debt-to-EBITDA - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company’s ability to service its debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and EBITDA - adjusted for non-recurring items is provided on Attachment 4(C) of the Company's quarterly supplemental disclosure.

Net Operating Income (“NOI”):  The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense which is calculated as 2.75% of property revenue to cover the regional supervision and accounting costs related to consolidated property operations, and land rent.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community’s continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income attributable to UDR, Inc. to NOI is provided below.

In thousands	1Q 2017	4Q 2016	3Q 2016	2Q 2016	1Q 2016
Net income/(loss) attributable to UDR, Inc.	$25,967	$237,617	$26,956	$17,946	$10,393
Property management	6,635	6,603	6,607	6,494	6,379
Other operating expenses	1,691	2,369	1,636	1,892	1,752
Real estate depreciation and amortization	105,032	102,537	105,802	105,937	105,339
Interest expense	30,539	29,295	31,954	30,678	31,104
Casualty-related (recoveries)/charges, net	502	(1,102)	205	1,629	—
General and administrative	13,075	13,256	11,826	10,835	13,844
Tax (benefit)/provision, net	332	(3,063)	94	(402)	(403)
(Income)/loss from unconsolidated entities	(11,198)	(35,945)	(15,285)	(325)	(679)
Interest income and other (income)/expense, net	(427)	(481)	(478)	(540)	(431)
Joint venture management and other fees	(2,570)	(2,927)	(2,997)	(2,618)	(2,858)
Other depreciation and amortization	1,608	1,458	1,526	1,486	1,553
(Gain)/loss on sale of real estate owned, net of tax	(2,132)	(200,466)	—	(7,315)	(3,070)
Net income/(loss) attributable to noncontrolling interests	2,429	22,129	2,510	1,618	1,211
Total consolidated NOI	$171,483	$171,280	$170,356	$167,315	$164,134

Attachment 16(C)

UDR, Inc.
Definitions and Reconciliations
March 31, 2017
(Unaudited)

Non-Mature: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in Same-Store Communities.

Non-Residential / Other:  The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Physical Occupancy: The Company defines physical occupancy as the number of occupied homes divided by the total homes available at a community.

QTD Same-Store ("SS") Communities:  The Company defines QTD SS Communities as those communities stabilized for five full consecutive quarters. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Recurring Capital Expenditures: The Company defines recurring capital expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested:  The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the Stabilization Period for Redevelopment Yield definition, less Recurring Capital Expenditures, minus the project’s annualized operating NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by total cost of the project.

Return on Equity ("ROE"): The Company defines ROE as a referenced quarter's NOI less interest expense, annualized, divided by the average of beginning and ending equity capital for the quarter.

Management considers ROE a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on a leveraged basis.

Return on Invested Capital ("ROIC"): The Company defines ROIC as a referenced quarter's NOI, annualized, divided by the average of beginning and ending invested capital for the quarter.

Management considers ROIC a useful metric for investors as it provides a widely used measure of how well the Company is investing its capital on an unleveraged basis.

Revenue Enhancing Capital Expenditures ("Cap Ex"): The Company defines revenue-enhancing capital expenditures as expenditures that result in increased income generation over time.

Management considers revenue enhancing capital expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues.

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization: The Company generally defines stabilization as when a community’s occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that are stabilized but not yet in the Company's Same-Store portfolio.

Stabilization Period for Development Yield: The Company defines the stabilization period for development property yield as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments:  Expected stabilized yields on development are calculated as follows, projected stabilized NOI less management fees divided by budgeted construction cost on a project-specific basis.  Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on Attachment 16(B), is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management’s expectations for the Company’s overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated stabilized yield on development as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company’s future performance once stabilized.

Total Revenue per Occupied Home:  The Company defines total revenue per occupied home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers total revenue per occupied home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS:  The Company's taxable REIT subsidiary ("TRS") focuses on development, land entitlement and short-term hold investments. TRS gains on sales, net of taxes, is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation.

YTD Same-Store ("SS") Communities:  The Company defines YTD SS Communities as those communities stabilized for two full consecutive calendar years. These communities were owned and had stabilized occupancy and operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and not held for disposition.

Attachment 16(D)

UDR, Inc.
Definitions and Reconciliations
March 31, 2017
(Unaudited)

All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for full year 2017 and second quarter of 2017 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	Full-Year 2017
	Low	High
Forecasted net income per diluted share	$0.31	$0.36
Conversion from GAAP share count	(0.17)	(0.18)
Depreciation	1.69	1.69
Noncontrolling interests	(0.01)	(0.01)
Preferred dividends	0.01	0.01
Forecasted FFO per diluted share and unit	$1.83	$1.87
Disposition-related FFO	(0.01)	(0.01)
Acquisition-related and other costs	—	—
Cost associated with debt extinguishment	0.01	0.01
Casualty-related (recoveries)/charges	—	—
Forecasted FFO as Adjusted per diluted share and unit	$1.83	$1.87
Recurring capital expenditures	(0.15)	(0.15)
Forecasted AFFO per diluted share and unit	$1.68	$1.72

	2Q 2017
	Low	High
Forecasted net income per diluted share	$0.08	$0.09
Conversion from GAAP share count	(0.05)	(0.04)
Depreciation	0.42	0.42
Noncontrolling interests	—	—
Preferred dividends	—	—
Forecasted FFO per diluted share and unit	$0.45	$0.47
Disposition-related FFO	—	—
Acquisition-related and other costs	—	—
Cost associated with debt extinguishment	—	—
Casualty-related (recoveries)/charges	—	—
Forecasted FFO as Adjusted per diluted share and unit	$0.45	$0.47
Recurring capital expenditures	(0.04)	(0.04)
Forecasted AFFO per diluted share and unit	$0.41	$0.43

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